Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Balance Sheet combines the historical balance sheets of Holly Energy Partners L.P. and UNEV Pipeline, LLC giving effect to the acquisition as if it had been consummated on June 30, 2012. The Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 combine the historical statements of income of Holly Energy Partners L.P. and UNEV Pipeline, LLC giving the effect to the acquisition as it has been consummated on January 1, 2011.

These pro forma statements have been made solely for the purpose of providing the Unaudited Combined Financial Statements presented below.

These Unaudited Pro Forma Financial Statements have been developed from and should be read in conjunction with the respective audited and unaudited consolidated financial statements of Holly Energy Partners L.P. and UNEV Pipeline, LLC. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Holly Energy Partners L.P. would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Holly Energy Partners L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2012

(In thousands)

	HEP	UNEV	Eliminations/ Adjustments	Adjusted - HEP Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$4,216	$—	$—	$4,216
Restricted cash	—	1,000	—	$1,000
Accounts receivable:
Trade	3,836	1,051	—	4,887
Affiliates	26,333	3,668	(153)	29,848

	30,169	4,719	(153)	34,735
Prepaid and other current assets	3,410	43	—	3,453

Total current assets	37,795	5,762	(153)	43,404
Properties and equipment, net	532,548	403,452	16,818	952,818
Transportation agreements, net	98,070	—	—	98,070
Goodwill	256,498	—	—	256,498
Investment in SLC Pipeline	25,427	—	—	25,427
Other assets	9,360	—	—	9,360

Total assets	$959,698	$409,214	$16,665	$1,385,577

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable:
Trade	$4,983	$1,952	$—	$6,935
Affiliates	4,712	597	(153)	5,156

	9,695	2,549	(153)	12,091

Accrued interest	9,655	—	—	9,655
Deferred revenue	3,603	2,534	—	6,137
Accrued property taxes	1,910	1,080	—	2,990
Other current liabilities	2,581	—	—	2,581

Total current liabilities	27,444	6,163	(153)	33,454
Long-term debt	613,195	—	260,000	873,195
Other long-term liabilities	6,195	—	—	6,195

Class B unitholder	—	—	12,200	12,200

Equity:
Partners’ equity	312,864	302,288	(255,382)	359,770
Noncontrolling interest	—	100,763	—	100,763

Total equity	312,864	403,051	(255,382)	460,533

Total liabilities and equity	$959,698	$409,214	$16,665	$1,385,577

Holly Energy Partners L.P.

Unaudited Pro Forma Condensed Combined Statement of Income

Six Months Ended June 30, 2012

(In thousands, except per unit data)

	HEP	UNEV	Eliminations / Adjustments	Adjusted - HEP Consolidated
Revenues:
Affiliates	$107,017	$5,256	$(528)	$111,745
Third parties	20,190	2,557	—	22,747

	127,207	7,813	(528)	134,492

Operating costs and expenses:
Operations	34,911	5,648	(528)	40,031
Depreciation and amortization	19,396	7,124	334	26,854
General and administrative	4,526	—		4,526

	58,833	12,772	(194)	71,411

Operating income (loss)	68,374	(4,959)	(334)	63,081

Other income (expense):
Equity in earnings of SLC Pipeline	1,625	—	—	1,625
Interest expense	(21,729)	—	(3,879)	(25,608)
Loss on early extinguishment of debt	(2,979)	—	—	(2,979)

	(23,083)	—	(3,879)	(26,962)

Income (loss) before income taxes	45,291	(4,959)	(4,213)	36,119

State income tax	(150)	—	—	(150)

Net Income (loss)	45,141	(4,959)	(4,213)	35,969

Noncontrolling interest	—	1,240	(454)	786

Net income (loss) attributable to Holly Energy Partners	45,141	(3,719)	(4,667)	36,755

Less general partner interest in net income, including incentive distributions	11,425	(74)	(93)	11,258

Limited partners’ interest in net income (loss)	$33,716	$(3,645)	$(4,574)	$25,497

Limited partners’ per unit interest in earnings – basic and diluted:	$1.23			$0.90

Weighted average limited partners’ units outstanding	27,361		1,030	28,391

Holly Energy Partners L.P.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2011

(In thousands, except per unit data)

	HEP	UNEV	Eliminations / Adjustments	Adjusted - HEP Consolidated
Revenues:
Affiliates	$167,626	$313	$(571)	$167,368
Third parties	45,923	2	—	45,925

	213,549	315	(571)	213,293

Operating costs and expenses:
Operations	62,202	1,992	(571)	63,623
Depreciation and amortization	33,150	1,758	—	34,908
General and administrative	6,576	—	—	6,576

	101,928	3,750	(571)	105,107

Operating income (loss)	111,621	(3,435)	—	108,186

Other income (expense):
Equity in earnings of SLC Pipeline	2,552	—	—	2,552
Interest expense	(35,959)	—	(662)	(36,621)
Other income	17	—	—	17

	(33,390)	—	(662)	(34,052)

Income (loss) before income taxes	78,231	(3,435)	(662)	74,134

State income tax	(234)	—	—	(234)

Net Income (loss)	77,997	(3,435)	(662)	73,900

Add net loss applicable to predecessor	3,775	—	—	3,775
Noncontrolling interest	—	859	(854)	5

Net income (loss) attributable to Holly Energy Partners	81,772	(2,576)	(1,516)	77,680

Less general partner interest in net income, including incentive distributions	16,845	(52)	(30)	16,763

Limited partners’ interest in net income (loss)	$64,927	$(2,525)	$(1,486)	$60,917

Limited partners’ per unit interest in earnings – basic and diluted:	$2.84			$2.55

Weighted average limited partners’ units outstanding	22,836		1,030	23,866

Note 1. Basis of Presentation

Holly Energy Partners, L.P. (“HEP”) together with its consolidated subsidiaries, is a publicly held master limited partnership, currently 44% owned (including the 2% general partner interest) by HollyFrontier Corporation (“HFC”) and its subsidiaries.

UNEV Pipeline, LLC (“UNEV”), Delaware limited liability company, recently completed the UNEV Pipeline, a 400 mile, 12-inch refined products pipeline from Salt Lake City, Utah to Las Vegas, Nevada, together with terminal and ethanol blending facilities in the Cedar City, Utah and North Las Vegas areas and storage facilities at the Cedar City terminal. HEP, through its wholly-owned subsidiaries, owns 75% of the pipeline with a subsidiary of Sinclair Oil Corporation (“Sinclair”) owning the remaining 25% interest.

On July 12, 2012, HEP acquired HFC’s indirect 75% interest in UNEV. HEP paid consideration consisting of $260.0 million in cash and 1,029,900 of their common units, which as a result, increased HFC’s ownership interest in HEP from 42% to 44% (in each case, including the 2% general partner interest). Under the terms of the transaction, HEP also issued to HFC equity interests in its wholly owned subsidiary that entitles HFC to an interest in HEP’s share of future UNEV profits beginning in 2015 through 2032, subject to a cap of approximately $34.0 million and certain limitations.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of HEP based upon the historical financial statements of HEP and UNEV, after giving effect to the acquisition and adjustments described in these notes, and are intended to reflect the impact of the acquisition on HEP’s consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only.

HEP has revised the interest in net income attributable to the limited partners from what was originally reported in its historic financial statements in the Form 10-K for the year ended December 31, 2011. HEP acquired on November 9, 2011 from HFC certain tankage, loading rack and crude receiving assets located at HFC’s El Dorado and Cheyenne refineries. HEP accounted for this transaction as a business combination between entities under common control and was required to retrospectively adjust the operating results as if HFC had contributed the assets to HEP on July 1, 2011 (the date HFC acquired the assets). Although these assets did not generate revenues prior to November 9, 2011, HEP’s operating results included $3.8 million of operating costs and depreciation incurred by HFC prior to the acquisition date. This loss was allocated in the Form 10-K to the partners of HEP based on their respective partnership interests. As the pre-acquisition loss was not attributable to HEP, but rather to the predecessor, it should have been reported as a loss applicable to the predecessor. Limited partners’ interest in net income was originally reported at $61.2 million or $2.68 per unit. This classification change increased limited partners’ interest in net income to $64.9 million or $2.84 per unit. This change had no impact on the reported net income or distributable cash flow.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had been consummated on June 30, 2012 and includes estimated pro forma adjustments. These adjustments are subject to further revision as additional information becomes available and additional analyses are performed. The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2012 and the year ended December 31, 2011 give effect to the acquisition as if it had been consummated on January 1, 2011, the beginning of the earliest period presented.

HEP is a consolidated variable interest entity of HFC. Therefore, as an entity under common control with HFC, we recorded the assets and liabilities on our balance sheet at HFC’s historic basis instead of our purchase price or fair value.

Note 2. Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:

(a)	Properties and Equipment – Adjustment is to include capitalized interest incurred by HFC relating to its interest in the construction costs of the UNEV fixed assets. Adjustment to depreciation and amortization is for the related depreciation expense.

(b)	Long-term debt – Adjustment is for the cash consideration portion of the acquisition cost that was financed through borrowings under HEP’s credit facility. Adjustment to interest expense is for the related interest costs.

(c)	Class B unitholder – Adjustment is for the portion of the acquisition cost relating to HFC’s interest in HEP’s share of future UNEV profits.

(d)	Partners’ equity – Adjustment is for elimination of UNEV’s acquired equity. Also includes the acquisition cost paid by issuance of common units, with an adjustment for difference between the purchase price and the transferred basis of assets acquired.

(e)	Noncontrolling interests – Adjustments are for the 25% share of UNEV owned by a subsidiary of Sinclair and the accretion related to the Class B unitholder’s interest.

(f)	Affiliates account receivables and payables – Adjustments are for elimination of related party transactions between HEP and UNEV.

(g)	Affiliates revenue and operating expenses – Adjustments are for elimination of related party transactions between HEP and UNEV.